SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 22, 2007

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

1700 Lincoln Street, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K/A (“Form 8-K/A”) amends the Current Report on Form 8-K furnished on February 22, 2007 to correct typographical errors in the press release announcing Newmont Mining Corporation’s financial results for the quarter ended and year ended December 31, 2006.

Other than as expressly set forth above, this Form 8-K/A does not purport to amend, update or reflect any events that have occurred after the Form 8-K was furnished on February 22, 2007.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 22, 2007, Newmont Mining Corporation, a Delaware corporation (the “Company”), issued a news release reporting its financial results for the quarter ended and year ended December 31, 2006. This Form 8-K/A is being furnished to correct typographical errors contained in the original press release. Specifically, tons milled reported for the fourth quarter and year ended 2006, and fourth quarter and year ended 2005, rounded to the nearest thousand dry short tons, are hereby corrected for typographical errors for the Company’s operations as follows:

Previously reported:

	Q4 2006	Q4 2005	2006	2005
Tons milled (000 dry short tons)
Pajingo	317	317	1,133	1,318
Jundee	1,275	1,322	4,921	5,124
Tanami	1,613	1,546	6,301	8,162
Kalgoorlie	3,266	3,537	12,868	14,627
Martha	353	636	2,049	2,554
Ahafo	4,342	—	7,031	—
Golden Giant	—	351	35	1,162

Corrected:

	Q4 2006	Q4 2005	2006	2005
Tons milled (000 dry short tons)
Pajingo	158	159	566	659
Jundee	638	661	2,460	2,562
Tanami	806	773	3,151	4,081
Kalgoorlie	1,633	1,768	6,434	7,314
Martha	176	318	1,025	1,277
Ahafo	2,171	—	3,515	—
Golden Giant	—	176	17	581

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In addition, the following is corrected for typographical errors for equity ounces sold by discontinued operations for the fourth quarter and year ended 2006 and fourth quarter and year ended 2005, reported in thousand ounces:

Previously Reported:

	Q4 2006	Q4 2005	2006	2005
Discontinued Operations
Zarafshan	0.5	29.6	26.0	122.7
Holloway	—	16.0	62.2	67.8

Corrected:

	Q4 2006	Q4 2005	2006	2005
Discontinued Operations
Zarafshan	—	29.6	62.2	122.7
Holloway	0.5	16.0	26.0	67.8

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Sharon E. Thomas
	Name:	Sharon E. Thomas
	Title:	Vice President and Secretary

Dated: March 19, 2007

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